SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2005

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions ( see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 7.01      Regulation FD Disclosure

          The adjourned annual meeting of the stockholders of the Company for 2005 was held on December 29, 2005. Each of the seven candidates for the position of director (Richard Leeds, Bruce Leeds, Robert Leeds, Gilbert Fiorentino, Robert D. Rosenthal, Stacy S. Dick and Ann R. Leven) was elected and the equity compensation plans submitted for approval were approved.

          The matters voted upon at the meeting and the number of votes cast for, against or withheld (including abstentions) as to each matter, including nominees for office, are as follows:

          1. Director election:

Richard Leeds

     For: 30,438,954
     Withhold Authority: 3,430,024

Robert Leeds

     For: 30,679,223
     Withhold Authority: 3,189,755

Bruce Leeds

     For: 30,439,414
     Withhold Authority: 3,429,564

Gilbert Fiorentino

     For: 30,684,705
     Withhold Authority: 3,184,273

Robert D. Rosenthal

     For: 31,399,183
     Withhold Authority: 2,469,795

Stacy S. Dick

     For: 31,398,983
     Withhold Authority: 2,469,995

Ann R. Leven

     For: 31,541,128
Withhold Authority: 2,327,850

          2. Approval of the Restricted Stock Unit Agreement between the Company and Gilbert Fiorentino:

For: 28,026,436 Against: 2,329,012 Abstain: 9,998

          3. Approval of the Company’s 2005 Stock Purchase Plan:

For: 29,801,967 Against: 331,422 Abstain: 232,057

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Steven Goldschein Name: Steven Goldschein Title: Sr. Vice President

Dated: January 3, 2006